www.genpt.com
News Release

October 19, 2023

FOR IMMEDIATE RELEASE

Genuine Parts Company
Reports Third Quarter 2023 Results and Updates Full-Year Outlook

•Sales of $5.8 billion, Up 2.6%
•Diluted EPS of $2.49, Up 13.2%, or Up 11.7% from Adjusted Diluted EPS in 2022
•Updates 2023 Outlook:
◦Reaffirms Revenue Growth of 4% to 6%
◦Updates Diluted EPS to $9.20 to $9.30 from $9.15 to $9.30
◦Reaffirms Cash from Operations of $1.3 Billion to $1.4 Billion

ATLANTA -- Genuine Parts Company (NYSE: GPC), a leading global distributor of automotive and industrial replacement parts, announced today its results for the third quarter ended September 30, 2023.

"Our third quarter performance was highlighted by double digit earnings growth, driven by benefits from the mix and geographic diversity of our businesses as well continued progress on our strategic initiatives," said Paul Donahue, Chairman and Chief Executive Officer. "Through our One GPC approach, we are simplifying our business while driving productivity and efficiency across our operations. We would like to thank our teams around the world for their continued dedication to serving our customers and delivering solid quarterly results."

Third Quarter 2023 Results

Sales were $5.8 billion, a 2.6% increase compared to $5.7 billion in the same period of the prior year. The growth in sales is attributable to a 0.5% increase in comparable sales, a 1.7% benefit from acquisitions and a 0.4% net favorable impact of foreign currency and other. The third quarter of 2023 had one less selling day in the U.S. compared to the third quarter of 2022, which negatively impacted third quarter sales growth by approximately 1.2%.

Net income was $351 million, an increase of 12.4% compared to net income of $312 million in the prior year. Diluted EPS was $2.49, an increase of 13.2% compared to $2.20 in the prior year period.

Net income of $351 million compares to adjusted net income of $317 million for the same three-month period of the prior year, an increase of 10.7%. On a per share diluted basis, net income was $2.49, an increase of 11.7% compared to adjusted diluted earnings per share of $2.23 last year. Refer to the reconciliation of GAAP net income to adjusted net income and GAAP diluted earnings per share and adjusted diluted earnings per share for more information.

Third Quarter 2023 Segment Highlights

Automotive Parts Group ("Automotive")

Global Automotive sales were $3.6 billion, up 3.9% from the same period in 2022, with a 0.6% increase in comparable sales, 2.4% benefit from acquisitions and a net 0.9% favorable impact of foreign currency and other. Segment profit of $322 million increased 4.1%, with segment profit margin of 8.9%, flat compared to last year. The third quarter of 2023 had one less selling day in the U.S. compared to the third quarter of 2022, which negatively impacted third quarter Global Automotive sales growth by approximately 1.0%.

Industrial Parts Group ("Industrial")

Industrial sales were $2.2 billion, up 0.6% from the same period in 2022, reflecting a 0.3% increase in comparable sales and a 0.6% benefit from acquisitions, slightly offset by a 0.3% unfavorable impact of foreign currency. Segment profit of $283 million increased 16.6%, with segment profit margin of 12.9% up 180 basis points from the same period of the prior year. The third quarter of 2023 had one less selling day in the U.S. compared to the third quarter of 2022, which negatively impacted third quarter Industrial sales growth by approximately 1.6%.

“While our Industrial and international Automotive businesses performed well during the third quarter, the results for our U.S. Automotive business were below our expectations and negatively impacted by one less selling day," said Will Stengel, President and Chief Operating Officer. "Our third quarter results reflect continued improvement in segment margins, driven by strong team operating discipline despite the slower growth environment."

Nine Months 2023 Results

Sales for the nine months ended September 30, 2023 were $17.5 billion, up 5.6% from the same period in 2022. Net income for the nine months was $1.0 billion, or $7.08 per diluted share, an increase of 8.4% compared to $6.53 per diluted share in 2022. Net income of $1.0 billion, or $7.08 per diluted share, compares to adjusted net income of $896 million, or adjusted diluted earnings per share of $6.29, in 2022, an increase of 12.6%.

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $1.1 billion for the first nine months of 2023. We used $473 million in cash for investing activities, including $350 million for capital expenditures and $211 million for acquisitions, net of $80 million in proceeds from the sale of our remaining investment in S.P. Richards and other investments. We also used $599 million in cash for financing activities, including $393 million for quarterly dividends paid to shareholders and $172 million for stock repurchases. Free cash flow was $733 million for the first nine months of 2023. Refer to the reconciliation of GAAP net cash provided by operating activities to free cash flow for more information.

The company ended the quarter with $2.2 billion in total liquidity, consisting of $1.5 billion availability on the revolving credit facility and $655 million in cash and cash equivalents.

2023 Outlook

The company is updating full-year 2023 guidance previously provided in its earnings release on July 20, 2023. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in updating its guidance, which is outlined in the table below.

For the Year Ending December 31, 2023
	Previous Outlook	Updated Outlook
Total sales growth	4% to 6%	4% to 6%
Automotive sales growth	4% to 6%	4% to 6%
Industrial sales growth	4% to 6%	4% to 6%
Diluted earnings per share	$9.15 to $9.30	$9.20 to $9.30
Adjusted diluted earnings per share	$9.15 to $9.30	$9.20 to $9.30
Effective tax rate	Approximately 25%	24.5% to 25.0%
Net cash provided by operating activities	$1.3 billion to $1.4 billion	$1.3 billion to $1.4 billion
Free cash flow	$900 million to $1.0 billion	$900 million to $1.0 billion

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted earnings per share and free cash flow. We believe that the presentation of adjusted net income, adjusted diluted earnings per share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of our core operations. We considered these metrics useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance by removing items management believes are not representative of our operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with our core operations. We do not, nor do we suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. We have included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. We consider this metric useful to investors because it provides greater transparency into management’s view and assessment of the our core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

We will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on our website at http://genuineparts.investorroom.com. The call is also available by dialing 888-317-6003, conference ID 9754822. A replay will be available on our website or at 877-344-7529, conference ID 7086770, two hours after the completion of the call.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom, Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal. The company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the company serves its global customers from an extensive network of more than 10,000 locations in 17 countries and has approximately 58,000 employees. Further information is available at www.genpt.com.

Contacts

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Senior Director - Investor Relations	Vice President - Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (SEC), release to the public, or make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include our view of business and economic trends for the remainder of the year, our expectations regarding our ability to capitalize on these business and economic trends and to execute our strategic priorities, and the updated full-year 2023 financial guidance provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine and the conflict in the Gaza strip; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; public health emergencies, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, our suppliers and customers; changes in tax policies; volatile exchange rates; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in our Annual Report on Form 10-K for 2022 and from time to time in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$5,824,602	$5,675,274	$17,504,726	$16,572,323
Cost of goods sold	3,715,361	3,695,607	11,247,341	10,805,910
Gross profit	2,109,241	1,979,667	6,257,385	5,766,413
Operating expenses:
Selling, administrative and other expenses	1,551,799	1,458,418	4,644,696	4,226,412
Depreciation and amortization	83,860	86,563	261,948	259,822
Provision for doubtful accounts	8,417	6,146	22,378	13,539
Total operating expenses	1,644,076	1,551,127	4,929,022	4,499,773
Non-operating expense (income):
Interest expense, net	15,827	18,220	49,146	58,318
Other	(15,722)	(7,616)	(44,338)	(26,897)
Total non-operating expense (income)	105	10,604	4,808	31,421
Income before income taxes	465,060	417,936	1,323,555	1,235,219
Income taxes	113,862	105,578	323,906	304,494
Net income	$351,198	$312,358	$999,649	$930,725
Dividends declared per common share	$0.9500	$0.8950	$2.8500	$2.6850
Basic earnings per share	$2.50	$2.21	$7.11	$6.57
Diluted earnings per share	$2.49	$2.20	$7.08	$6.53

Weighted average common shares outstanding	140,335	141,336	140,569	141,609
Dilutive effect of stock options and non-vested restricted stock awards	599	773	716	819
Weighted average common shares outstanding – assuming dilution	140,934	142,109	141,285	142,428

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net sales:
Automotive	$3,626,943	$3,490,462	$10,787,769	$10,233,577
Industrial	2,197,659	2,184,812	6,716,957	6,338,746
Total net sales	$5,824,602	$5,675,274	$17,504,726	$16,572,323
Segment profit:
Automotive	$322,004	$309,349	$915,771	$896,475
Industrial	282,807	242,505	828,166	656,330
Total segment profit	604,811	551,854	1,743,937	1,552,805
Interest expense, net	(15,827)	(18,220)	(49,146)	(58,318)
Intangible asset amortization	(33,667)	(39,416)	(113,414)	(118,740)
Corporate expense	(90,257)	(72,820)	(257,822)	(187,883)
Other unallocated income, net (1)	—	(3,462)	—	47,355
Income before income taxes	$465,060	$417,936	$1,323,555	$1,235,219

(1)     The following table presents a summary of the other unallocated income, net:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Other unallocated income, net:
Gain on sale of real estate (2)	$—	$—	$—	$102,803
Gain on insurance proceeds (3)	—	—	—	1,507
Transaction and other costs (4)	—	(3,462)	—	(56,955)
Total other unallocated income, net	$—	$(3,462)	$—	$47,355
(2)    Adjustment reflects a gain on the sale of real estate that had been leased to S.P. Richards.
(3)    Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs.
(4)    Adjustment primarily reflects costs associated with the January 3, 2022 acquisition of Kaman Distribution Group.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$654,637	$653,463
Trade accounts receivable, less allowance for doubtful accounts (2023 – $61,499; 2022 – $53,872)	2,394,787	2,188,868
Merchandise inventories, net	4,482,773	4,441,649
Prepaid expenses and other current assets	1,497,677	1,532,759
Total current assets	9,029,874	8,816,739
Goodwill	2,637,150	2,588,113
Other intangible assets, less accumulated amortization	1,754,977	1,812,510
Property, plant and equipment, less accumulated depreciation (2023 – $1,532,480; 2022 – $1,435,677)	1,513,822	1,326,014
Operating lease assets	1,197,244	1,104,678
Other assets	888,831	847,325
Total assets	$17,021,898	$16,495,379

Liabilities and equity
Current liabilities:
Trade accounts payable	$5,486,379	$5,456,550
Current portion of debt	354,017	252,029
Dividends payable	133,254	126,191
Other current liabilities	1,826,709	1,851,340
Total current liabilities	7,800,359	7,686,110
Long-term debt	2,963,448	3,076,794
Operating lease liabilities	919,470	836,019
Pension and other post–retirement benefit liabilities	198,180	197,879
Deferred tax liabilities	411,350	391,163
Other long-term liabilities	527,816	502,967
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2023 – 140,234,786 shares; 2022 – 140,941,649 shares	140,235	140,941
Additional paid-in capital	163,602	140,324
Accumulated other comprehensive loss	(1,087,262)	(1,032,542)
Retained earnings	4,969,538	4,541,640
Total parent equity	4,186,113	3,790,363
Noncontrolling interests in subsidiaries	15,162	14,084
Total equity	4,201,275	3,804,447
Total liabilities and equity	$17,021,898	$16,495,379

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Operating activities:
Net income	$999,649	$930,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	261,948	259,822
Share-based compensation	47,340	27,773
Excess tax benefits from share-based compensation	(6,770)	(3,868)
Gain on sale of real estate	—	(102,803)
Changes in operating assets and liabilities	(219,721)	132,942
Net cash provided by operating activities	1,082,446	1,244,591
Investing activities:
Purchases of property, plant and equipment	(349,858)	(243,998)
Proceeds from sale of property, plant and equipment	7,339	141,228
Proceeds from sale of investments	80,482	—
Acquisitions and other investing activities	(211,392)	(1,554,192)
Net cash used in investing activities	(473,429)	(1,656,962)
Financing activities:
Proceeds from debt	2,543,882	4,547,511
Payments on debt	(2,544,619)	(3,586,954)
Shares issued from employee incentive plans	(23,689)	(15,444)
Dividends paid	(393,420)	(369,483)
Purchases of stock	(172,347)	(172,727)
Other financing activities	(8,826)	(16,869)
Net cash provided by (used in) financing activities	(599,019)	386,034
Effect of exchange rate changes on cash and cash equivalents	(8,824)	(59,166)
Net increase (decrease) in cash and cash equivalents	1,174	(85,503)
Cash and cash equivalents at beginning of period	653,463	714,701
Cash and cash equivalents at end of period	$654,637	$629,198

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
GAAP net income	$351,198	$312,358	$999,649	$930,725

Adjustments:
Gain on sale of real estate (1)	—	—	—	(102,803)
Gain on insurance proceeds (2)	—	—	—	(1,507)
Transaction and other costs (3)	—	3,462	—	56,955
Total adjustments	—	3,462	—	(47,355)
Tax impact of adjustments (4)	—	1,464	—	12,651
Adjusted net income	$351,198	$317,284	$999,649	$896,021

The table below represent amounts per common share assuming dilution:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP net income	$2.49	$2.20	$7.08	$6.53

Adjustments:
Gain on sale of real estate (1)	—	—	—	(0.72)
Gain on insurance proceeds (2)	—	—	—	(0.01)
Transaction and other costs (3)	—	0.02	—	0.40
Total adjustments	—	0.02	—	(0.33)
Tax impact of adjustments (4)	—	0.01	—	0.09
Adjusted net income	$2.49	$2.23	$7.08	$6.29
Weighted average common shares outstanding – assuming dilution	140,934	142,109	141,285	142,428

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the condensed consolidated statements of income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Line item:
Cost of goods sold	$—	$—	$—	$5,000
Selling, administrative and other expenses	—	3,462	—	(50,848)
Non-operating income: Other	—	—	—	(1,507)
Total adjustments	$—	$3,462	$—	$(47,355)
(1)    Adjustment reflects a gain on the sale of real estate that had been leased to S.P. Richards.
(2)    Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs.
(3)    Adjustment primarily reflects costs associated with the January 3, 2022 acquisition of Kaman Distribution Group.
(4)    We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments, including any related valuation allowances. For the three and nine months ended September 30, 2022, we applied the statutory income tax rates to the taxable portion of all of our adjustments, which resulted in a tax impact of $1.5 million and $12.7 million respectively. A portion of our transaction costs included in our non-GAAP adjustments for the three and nine months ended September 30, 2022 were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME & NET INCOME MARGIN TO TOTAL SEGMENT PROFIT & TOTAL SEGMENT MARGIN
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
GAAP net income	$351,198	$312,358	$999,649	$930,725
Income taxes	113,862	105,578	323,906	304,494
Income before income taxes	465,060	417,936	1,323,555	1,235,219
Interest expense, net	15,827	18,220	49,146	58,318
Corporate expense	90,257	72,820	257,822	187,883
Intangible asset amortization	33,667	39,416	113,414	118,740
Other unallocated (loss) income, net (1)	—	3,462	—	(47,355)
Total segment profit	$604,811	$551,854	$1,743,937	$1,552,805

GAAP net sales	$5,824,602	$5,675,274	$17,504,726	$16,572,323
GAAP net income margin (2)	6.0%	5.5%	5.7%	5.6%
Total segment profit margin (3)	10.4%	9.7%	10.0%	9.4%
(1)    Amounts are the same as adjustments included within the adjusted net income table above.
(2)     Represents GAAP net income as a percentage of GAAP net sales.
(3)    Represents total segment profit as a percentage of GAAP net sales.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended September 30, 2023
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	0.6%	2.4%	1.1%	(0.2)%	3.9%
Industrial	0.3%	0.6%	(0.3)%	—%	0.6%
Total Net Sales	0.5%	1.7%	0.5%	(0.1)%	2.6%

	Nine Months Ended September 30, 2023
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	3.7%	2.8%	(1.0)%	(0.1)%	5.4%
Industrial	6.0%	0.6%	(0.6)%	—%	6.0%
Total Net Sales	4.6%	2.0%	(0.9)%	(0.1)%	5.6%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Net cash provided by operating activities	$1,082,446	$1,244,591
Purchases of property, plant and equipment	(349,858)	(243,998)
Free Cash Flow	$732,588	$1,000,593

For the Year Ending December 31, 2023
	Previous Outlook	Updated Outlook
Net cash provided by operating activities	$1.3 billion to $1.4 billion	$1.3 billion to $1.4 billion
Purchases of property, plant and equipment	$375 million to $400 million	$375 million to $400 million
Free Cash Flow	$900 million to $1.0 billion	$900 million to $1.0 billion